EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

Codorus Valley Bancorp, Inc.

York, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-46171, No. 333-179179, No. 333-157145, No. 333-192474, and No. 333-195484) and Forms S-8 (No. 333-40532, No. 333-68410, No. 333-143682, No. 333-143683, No. 333-182800, No. 333-182801, No. 333-09277, and No. 333-61851) of Codorus Valley Bancorp, Inc. of our reports dated March 8, 2016, relating to the consolidated financial statements and the effectiveness of Codorus Valley Bancorp, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/BDO USA, LLP

Harrisburg, Pennsylvania

March 8, 2016

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